Kohl's Corporation Reports Third Quarter Financial Results

MENOMONEE FALLS, Wis.--(BUSINESS WIRE)--November 12, 2015-- Kohl’s Corporation (NYSE:KSS). Kohl’s Corporation today reported results for the quarter and year-to-date periods ended October 31, 2015.

	Quarter			Year to Date
($ in millions)	2015	2014	Change	2015	2014	Change
Sales	$4,427	$4,374	1.2%	$12,817	$12,686	1.0%
Comparable store sales	1.0%	(1.8)%	-	0.8%	(2.2)%	-
Gross margin	37.1%	37.2%	(10) bp	37.7%	37.7%	-
Net income
Reported	$120	$142	(15)%	$377	$498	(24)%
Excluding loss on
extinguishment of debt	$144	$142	1%	$484	$498	(3)%
Diluted earnings per share
Reported	$0.63	$0.70	(10)%	$1.92	$2.43	(21)%
Excluding loss on
extinguishment of debt	$0.75	$0.70	7%	$2.46	$2.43	1%

Kevin Mansell, Kohl's chairman, chief executive officer and president, said, "Our 1% increase in sales was driven by strong back-to-school and late October selling periods offset by a weak September. Most of our key initiatives enjoyed strong success while weakness was concentrated in seasonal businesses."

Dividend
On November 11, 2015, Kohl's Board of Directors declared a quarterly cash dividend on the Company's common stock of $0.45 per share.  The dividend is payable December 23, 2015 to shareholders of record at the close of business on December 9, 2015.

Store Update
Kohl’s ended the quarter with 1,166 stores in 49 states, compared with 1,163 stores at the same time last year.

Loss on Extinguishment of Debt
During the quarter, the Company completed its $1.1 billion debt refinancing when it settled $318 million of debt that had been called in the second quarter. In conjunction with the refinancing, the Company incurred a debt extinguishment loss of $169 million, including $38 million which was recognized in the third quarter.

Third Quarter 2015 Earnings Conference Call
Kohl's will host its quarterly earnings conference call at 8:30 am ET on November 12, 2015. The phone number for the conference call is (800) 230-1074. Replays of the call will be available for 30 days by dialing (800) 475-6701.  The conference ID for both the live call and the replay is 346897. The conference call and replays are also accessible via the Company's web site at http://www.kohlscorporation.com/InvestorRelations/event-calendar.htm.

Cautionary Statement Regarding Forward-Looking Information
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Kohl's intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause Kohl's actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, but are not limited to, those described in Item 1A in Kohl's Annual Report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in Kohl's filings with the SEC.

About Kohl's
Kohl’s (NYSE: KSS) is a leading specialty department store with 1,166 stores in 49 states. With a commitment to inspiring and empowering families to lead fulfilled lives, the company offers amazing national and exclusive brands, incredible savings and inspiring shopping experiences in-store, online at Kohls.com and via mobile devices.  Committed to its communities, Kohl’s has raised more than $274 million for children’s initiatives nationwide through its Kohl’s Cares® cause merchandise program, which operates under Kohl's Cares, LLC, a wholly-owned subsidiary of Kohl's Department Stores, Inc.  For additional information about Kohl’s philanthropic and environmental initiatives, visit www.Kohls.com/Cares.  For a list of store locations and information, or for the added convenience of shopping online, visit www.Kohls.com.

Connect with Kohl’s:
Facebook (http://www.facebook.com/Kohls)
Twitter (http://twitter.com/Kohls)
Google+ (http://plus.google.com/+Kohls)
Pinterest (http://pinterest.com/Kohls)
Instagram (http://instagram.com/Kohls)
YouTube (http://www.youtube.com/Kohls)

Contacts
Investor Relations:
Wes McDonald, Chief Financial Officer, (262) 703-1893

Media:
Bevin Bailis, SVP, PR and Communications, (262) 703-1464

KOHL'S CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In Millions, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 31, 2015	November 1, 2014	October 31, 2015	November 1, 2014
Net sales	$4,427	$4,374	$12,817	$12,686
Cost of merchandise sold	2,784	2,746	7,990	7,908

Gross margin	1,643	1,628	4,827	4,778

Operating expenses:
Selling, general, and administrative	1,099	1,097	3,120	3,078
Depreciation and amortization	236	227	695	665

Operating income	308	304	1,012	1,035

Interest expense, net	81	85	248	255

Loss on extinguishment of debt	38	—	169	—

Income before income taxes	189	219	595	780
Provision for income taxes	69	77	218	282

Net income	$120	$142	$377	$498

Basic net income per share	$0.63	$0.70	$1.93	$2.44
Average number of shares	191	202	196	204

Diluted net income per share	$0.63	$0.70	$1.92	$2.43
Average number of shares	192	203	197	205

As a percent of net sales:
Gross margin	37.1%	37.2%	37.7%	37.7%
Selling, general and
administrative expenses	24.8%	25.1%	24.3%	24.3%
Operating income	7.0%	6.9%	7.9%	8.2%
Net income	2.7%	3.2%	2.9%	3.9%

Excluding loss on
extinguishment of debt:
Net income	$144	$142	$484	$498
Diluted net income per share	$0.75	$0.70	$2.46	$2.43
Net income as a percent of net sales	3.3%	3.2%	3.8%	3.9%

KOHL'S CORPORATION
CONSOLIDATED BALANCE SHEETS
(In Millions)
(Unaudited)

	October 31, 2015	November 1, 2014
Assets
Current assets:
Cash and cash equivalents	$501	$631
Merchandise inventories	5,254	4,973
Income tax receivable	36	76
Deferred income taxes	136	125
Other	276	295

Total current assets	6,203	6,100

Property and equipment, net	8,499	8,671
Other assets	196	243

Total assets	$14,898	$15,014

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$2,141	$2,384
Accrued liabilities	1,244	1,162
Income taxes payable	28	24
Short-term debt	400	—
Current portion of capital lease
and financing obligations	126	109

Total current liabilities	3,939	3,679

Long-term debt	2,792	2,779
Capital lease and financing obligations	1,817	1,886
Deferred income taxes	305	293
Other long-term liabilities	571	572
Shareholders' equity	5,474	5,805

Total liabilities and shareholders' equity	$14,898	$15,014

KOHL'S CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Millions)
(Unaudited)
	Nine Months Ended
	October 31, 2015	November 1, 2014
Operating activities
Net income	$377	$498
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	695	665
Share-based compensation	36	38
Excess tax benefits from share-based compensation	(10)	(2)
Deferred income taxes	(84)	(37)
Other non-cash revenues and expenses	23	19
Loss on extinguishment of debt	169	—
Changes in operating assets and liabilities:
Merchandise inventories	(1,433)	(1,093)
Other current and long-term assets	74	(1)
Accounts payable	630	1,019
Accrued and other long-term liabilities	(6)	(1)
Income taxes	(64)	(175)
Net cash provided by operating activities	407	930

Investing activities
Acquisition of property and equipment	(551)	(561)
Sales of investments in auction rate securities	—	59
Other	3	6
Net cash used in investing activities	(548)	(496)

Financing activities
Treasury stock purchases	(789)	(549)
Shares withheld for taxes on vested restricted shares	(26)	(17)
Dividends paid	(264)	(239)
Proceeds from issuance of debt	1,098	—
Net borrowings under credit facilities	400	—
Deferred financing costs	(10)	—
Reduction of long-term borrowings	(1,085)	—
Premium paid on redemption of debt	(163)	—
Capital lease and financing obligation payments	(83)	(87)
Proceeds from stock option exercises	146	111
Excess tax benefits from share-based compensation	10	2
Proceeds from financing obligations	1	5
Net cash used in financing activities	(765)	(774)

Net decrease in cash and cash equivalents	(906)	(340)
Cash and cash equivalents at beginning of period	1,407	971
Cash and cash equivalents at end of period	$501	$631